UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2013

QUANTUM SOLAR POWER CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52686	27-1616811
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

300-1055 West Hastings Street
Vancouver, BC	V6E 2E9
(Address of principal executive	(Zip Code)
offices)

Registrant's telephone number, including area code (604) 681-7311

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1– REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 30, 2013, Quantum Solar Power Corp. (the “Company”), its wholly-owned subsidiary, 0935493 B.C. Ltd. (“NumberCo”) and Canadian Integrated Optics, BC Ltd. (“CIO”), (collectively the “Debtors”) entered into a settlement agreement (the “Settlement Agreement”) with Simon Fraser University (“SFU”) to settle obligations totaling $455,901 (the “SFU Indebtedness”) under the terms of the Amended Research Agreement between the Debtors and SFU. The SFU Indebtedness was incurred by CIO in the course of conducting research activities at SFU on behalf of the Company. The Company and NumberCo had guaranteed (the “Guarantee”) the majority of the SFU Indebtedness in May of 2012 and the Company was obligated to pay the balance of the SFU Indebtedness which was incurred from research activities conducted on the Company’s behalf between May and November of 2012. The guarantee of the Company and NumberCo was secured by a security agreement granting SFU security over three Kurt J. Lesker PVD 75 deposition tools (the “Collateral”). Under the terms of the Settlement Agreement by Bills of Sale dated for reference January 22, 2013, NumberCo transferred the Collateral and certain supporting equipment to SFU. In addition, the Debtors agreed to release any possible claims they may have had against SFU for losses possibly incurred from the mislabeling of gasses at SFU’s 4D Lab Facility. In addition to providing the Debtors with a release of the obligations under the Amended Research Agreement, Guarantee and Security Agreement, SFU agreed to release claims to the intellectual property developed under the Amended Research Agreement.

The above summary is qualified in its entirety by reference to the full text of exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 30, 2013, 093Co, transferred the Collateral and the Supporting Equipment to SFU in accordance with the Settlement. SFU had provided the facilities where research and development activities were conducted on the Company’s behalf. See Item 1.01 Entry Into a Material Definitive Agreement above.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective January 31, 2013, Andras Pattantyus-Abraham resigned as a President, Chief Executive Officer, Chief Technology Officer and as a director of the Company. Dr. Pattantyus-Abraham’s resignation was not due to, and was not been caused by, in whole or in part, any disagreement with the Company, whether related to the Company’s operations, policies, practices or otherwise.

Effective February 6, 2013, the Company appointed Daryl Ehrmantraut as its Chief Executive Officer and President. Mr. Ehrmantraut is also the Chief Operating Officer and a director of the Company.

SECTION 7 – REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE.

As a by-product of research on the Company’s photovoltaic technology, a discovery was made of a way of nano-structuring glass to make it super hydrophobic (water beads and rolls off) and resistant to oil and other materials. Given that the solar panel prices are currently very low as a result of Chinese manufacturers flooding the market with low cost silicon products, the Company has determined to focus its research activities on this glass technology. The technology has potential application to many different kinds of glass products particularly advanced glass products such as glass for touchscreens, car glass and mirrors. Although the Company has developed the technology no patents have been obtained to date. Because of the difficulty obtaining financing in the Company due to its current stock market prices and debt burdens the Company will seek to obtain financing to develop the technology through NanoSMC Structured Materials Corp., a subsidiary focused on glass research and development.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Settlement Agreement dated effective December 31, 2012 among Simon Fraser University, Canadian Integrated Optics (BC) Ltd, the Corporation and 0935493 B.C. Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM SOLAR POWER CORP.

Date: February 13, 2013
	By:	/s/ Daryl J. Ehrmantraut

Daryl J. Ehrmantraut
Chief Executive Officer